Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 3:        Daniel Zeff

Date of Event Requiring Statement: April 29, 2004

Issuer Name and Ticker Symbol:     Castelle (CSTL)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address: 50 California Street
         Suite 1500
         San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Spectrum Galaxy Fund Ltd. and Spectrum Galaxy Fund Ltd. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with Daniel Zeff with respect to the beneficial ownership of securities of Castelle.


ZEFF HOLDING COMPANY, LLC                  ZEFF CAPITAL PARTNERS I, L.P

                                           By: Zeff Holding Company, LLC, as
                                               general partner

By: /s/ Daniel Zeff                        By: /s/ Daniel Zeff
    --------------------------------           ---------------------------
Name:  Daniel Zeff                             Name:  Daniel Zeff
Title: Manager                                 Title: Manager


SPECTRUM GALAXY FUND LTD.

By: /s/ Dion R. Friedland
    --------------------------------
    Name:  Dion R. Friedland
    Title: Director